EXHIBIT 99.1
FEBRUARY 5, 2018
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Fourth Quarter 2017 Results

Hammond, Louisiana, February 5, 2018 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending December 31, 2017.

The fourth quarter of 2017 and the entire year of 2017 brought continued progress toward First Guaranty Bancshares, Inc. goals of a fortress balance sheet and enhanced shareholder value. For the quarter ending December 31, 2017, core income totaled $3,504,000 compared to $3,134,000 for the quarter ending December 31, 2016. For the year ending December 31, 2017, core income totaled $12,672,000 an increase of $1,048,000 over the year ending December 31, 2016. Core income, the nuts and bolts of our business continues to increase.
In the fourth quarter of 2017, we declared and issued to our shareholders a 10% stock dividend. The earn back on our December 2015 10% stock dividend had been achieved in May 2017. At the end of the fourth quarter of 2017, we declared and issued to our shareholders our 98th consecutive quarterly cash dividend. A total of $5,210,000 in dividends were paid to shareholders in 2017, bringing the total in dividends paid to shareholders since 1993 to $66,896,000.
In 2017 the total shareholders equity in First Guaranty Bancshares, Inc. increased by $19,634,000 or 16% to $143,983,000 from $124,349,000. Book value per share increased from $14.86 to $16.35. In 2017, we enhanced shareholder value both through the payment of dividends and the increased book value or balance sheet strength.
While the all-important core income and shareholder's equity have increased over the last year, securities gains decreased by $2.4 million year over year, expenses related to the Premier Bancshares, Inc. acquisition totaled $1.4 million, and a balance sheet adjustment of $0.9 million, resulting from the federal tax cut, reduced gross after tax income from $14,093,000 for the year ending December 31, 2016 to $11,751,000 for the year ending December 31, 2017. With the earnings already being generated by the Premier Bancshares, Inc. acquisition and with the tax savings which will be generated from the Federal tax cut, this reduction should be quickly overcome in 2018.
In the fourth quarter, core loans grew a net of $51.2 million. Loan interest income was $2,841,000 higher than the fourth quarter of 2016, a 24% increase. Net interest income was up by $4.8 million over 2016. Noninterest income, excluding securities gains, was increased by 23% over 2016. As of December 31, 2017, total loans had increased by $200 million, an increase of 21%, from the total loan level as of December 31, 2016.
At the same time loans have been increasing, the non-performing assets of First Guaranty Bancshares, Inc. declined 34% from December 31, 2016 to December 31, 2017, as they dropped to $14.7 million from $22.2 million.
The progress in 2017 was tremendous. We look forward to 2018 and even greater progress toward a fortress balance sheet and shareholder enhancement.
Thank you for your continued support.
Sincerely,

Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.8 billion in assets as of December 31, 2017 and provides personalized commercial banking services through 27 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents:
Cash and due from banks	$37,205	$17,840
Federal funds sold	823	271
Cash and cash equivalents	38,028	18,111

Investment securities:
Available for sale, at fair value	381,785	397,473
Held to maturity, at cost (estimated fair value of $118,557 and $99,906 respectively)	120,121	101,863
Investment securities	501,906	499,336

Federal Home Loan Bank stock, at cost	2,351	1,816
Loans held for sale	1,308	-

Loans, net of unearned income	1,149,014	948,921
Less: allowance for loan losses	9,225	11,114
Net loans	1,139,789	937,807

Premises and equipment, net	38,020	23,519
Goodwill	3,472	1,999
Intangible assets, net	4,424	1,056
Other real estate, net	1,281	359
Accrued interest receivable	7,982	7,039
Other assets	11,869	9,904
Total Assets	$1,750,430	$1,500,946

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$251,617	$231,094
Interest-bearing demand	611,677	479,810
Savings	104,661	97,280
Time	581,331	517,997
Total deposits	1,549,286	1,326,181

Short-term borrowings	15,500	6,500
Accrued interest payable	2,488	1,931
Senior long-term debt	22,774	22,100
Junior subordinated debentures	14,664	14,630
Other liabilities	1,735	5,255
Total Liabilities	1,606,447	1,376,597

Shareholders' Equity
Common stock:[1]
$1 par value - authorized 100,600,000 shares; issued 8,807,175 and 8,369,424 shares	8,807	8,369
Surplus	92,268	81,000
Retained earnings	44,464	38,979
Accumulated other comprehensive income (loss)	(1,556)	(3,999)
Total Shareholders' Equity	143,983	124,349
Total Liabilities and Shareholders' Equity	$1,750,430	$1,500,946

See Notes to Consolidated Financial Statements
1 All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended December 31,		Year Ended Ended December 31,
(in thousands, except share data)	2017	2016	2017	2016
Interest Income:
Loans (including fees)	$14,587	$11,746	$54,034	$45,495
Deposits with other banks	36	14	178	69
Securities (including FHLB stock)	3,307	2,955	13,325	12,968
Federal funds sold	1	-	9	-
Total Interest Income	17,931	14,715	67,546	58,532

Interest Expense:
Demand deposits	1,624	731	5,526	2,633
Savings deposits	54	26	201	80
Time deposits	2,033	1,413	7,112	5,954
Borrowings	411	347	1,554	1,473
Total Interest Expense	4,122	2,517	14,393	10,140

Net Interest Income	13,809	12,198	53,153	48,392
Less: Provision for loan losses	758	727	3,822	3,705
Net Interest Income after Provision for Loan Losses	13,051	11,471	49,331	44,687

Noninterest Income:
Service charges, commissions and fees	738	549	2,589	2,388
ATM and debit card fees	522	493	1,986	1,859
Net gains on securities	401	43	1,397	3,799
Net gains on sale of loans	184	5	311	14
Other	539	339	2,057	1,395
Total Noninterest Income	2,384	1,429	8,340	9,455

Noninterest Expense:
Salaries and employee benefits	5,424	4,166	20,113	16,577
Occupancy and equipment expense	1,231	1,146	4,505	4,242
Other	3,706	2,859	13,903	12,066
Total Noninterest Expense	10,361	8,171	38,521	32,885

Income Before Income Taxes	5,074	4,729	19,150	21,257
Less: Provision for income taxes	2,568	1,567	7,399	7,164
Net Income	$2,506	$3,162	$11,751	$14,093

Per Common Share:[1]
Earnings	$0.28	$0.38	$1.37	$1.68
Cash dividends paid	$0.16	$0.15	$0.60	$0.58

Weighted Average Common Shares Outstanding	8,807,175	8,369,424	8,608,088	8,369,424

See Notes to Consolidated Financial Statements
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$20,812	$36	0.69%	$20,649	$14	0.27%
Securities (including FHLB stock)	492,412	3,307	2.66%	477,838	2,955	2.46%
Federal funds sold	892	1	0.44%	250	-	-%
Loans held for sale	2,352	38	6.41%	-	-	-%
Loans, net of unearned income	1,120,057	14,549	5.15%	917,311	11,746	5.09%
Total interest-earning assets	1,636,525	$17,931	4.35%	1,416,048	$14,715	4.13%

Noninterest-earning assets:
Cash and due from banks	11,054			7,700
Premises and equipment, net	37,180			22,923
Other assets	14,467			3,644
Total Assets	$1,699,226			$1,450,315

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$547,740	$1,624	1.18%	$417,725	$731	0.70%
Savings deposits	105,490	54	0.20%	95,042	26	0.10%
Time deposits	601,311	2,033	1.34%	524,334	1,413	1.07%
Borrowings	42,730	411	3.82%	43,443	347	3.18%
Total interest-bearing liabilities	1,297,271	$4,122	1.26%	1,080,544	$2,517	0.93%

Noninterest-bearing liabilities:
Demand deposits	252,605			234,024
Other	5,729			7,411
Total Liabilities	1,555,605			1,321,979

Shareholders' equity	143,621			128,336
Total Liabilities and Shareholders' Equity	$1,699,226			$1,450,315
Net interest income		$13,809			$12,198

Net interest rate spread (1)			3.09%			3.20%
Net interest-earning assets (2)	$339,254			$335,504
Net interest margin (3), (4)			3.35%			3.43%

Average interest-earning assets to interest-bearing liabilities			126.15%			131.05%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.37% and 3.45% for the above periods ended December 31, 2017 and 2016 respectively. A 35% tax rate was used to calculate the effect on securities income from tax exempt securities.
(5)	Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Year Ended December 31, 2017			Year Ended December 31, 2016
(in thousands except for %)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-earning deposits with banks	$23,913	$178	0.74%	$20,857	$69	0.33%
Securities (including FHLB stock)	511,776	13,325	2.60%	523,438	12,968	2.48%
Federal funds sold	977	9	0.89%	256	-	-%
Loans held for sale	1,233	69	5.60%	-	-	-%
Loans, net of unearned income	1,056,519	53,965	5.11%	881,387	45,495	5.16%
Total interest-earning assets	1,594,418	$67,546	4.23%	1,425,938	$58,532	4.10%

Noninterest-earning assets:
Cash and due from banks	10,147			7,915
Premises and equipment, net	31,885			22,306
Other assets	9,488			3,800
Total Assets	$1,645,938			$1,459,959

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$539,399	$5,526	1.02%	$415,410	$2,633	0.63%
Savings deposits	102,779	201	0.20%	89,279	80	0.09%
Time deposits	575,666	7,112	1.24%	558,982	5,954	1.07%
Borrowings	41,190	1,554	3.77%	43,474	1,473	3.39%
Total interest-bearing liabilities	1,259,034	$14,393	1.14%	1,107,145	$10,140	0.92%

Noninterest-bearing liabilities:
Demand deposits	244,949			221,634
Other	5,138			5,144
Total Liabilities	1,509,121			1,333,923

Shareholders' equity	136,817			126,036
Total Liabilities and Shareholders' Equity	$1,645,938			$1,459,959
Net interest income		$53,153			$48,392

Net interest rate spread (1)			3.09%			3.18%
Net interest-earning assets (2)	$335,384			$318,793
Net interest margin (3), (4)			3.33%			3.39%

Average interest-earning assets to interest-bearing liabilities			126.64%			128.79%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.36% and 3.42% for the above periods ended December 31, 2017 and 2016 respectively. A 35% tax rate was used to calculate the effect on securities income from tax exempt securities.

The following table summarizes the components of First Guaranty's loan portfolio as of December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017:

	December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$112,603	9.8%	$108,610	9.8%	$83,158	7.4%	$86,376	8.7%
Farmland	25,691	2.2%	29,345	2.6%	23,710	2.1%	23,348	2.3%
1- 4 Family	158,733	13.8%	158,564	14.3%	160,928	14.4%	139,665	14.0%
Multifamily	16,840	1.4%	17,089	1.5%	15,195	1.4%	12,440	1.3%
Non-farm non-residential	540,231	46.9%	508,210	45.6%	509,776	45.6%	436,217	43.8%
Total Real Estate	854,098	74.1%	821,818	73.8%	792,767	70.9%	698,046	70.1%
Non-Real Estate:
Agricultural	21,514	1.9%	29,109	2.6%	28,673	2.6%	23,178	2.3%
Commercial and industrial	220,700	19.2%	209,386	18.8%	222,021	19.9%	206,158	20.7%
Consumer and other	55,185	4.8%	53,606	4.8%	73,431	6.6%	69,090	6.9%
Total Non-Real Estate	297,399	25.9%	292,101	26.2%	324,125	29.1%	298,426	29.9%
Total loans before unearned income	1,151,497	100.0%	1,113,919	100.0%	1,116,892	100.0%	996,472	100.0%
Unearned income	(2,483)		(2,128)		(2,108)		(2,033)
Total loans net of unearned income	$1,149,014		$1,111,791		$1,114,784		$994,439

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Nonaccrual loans:
Real Estate:
Construction and land development	$371	$376	$386	$399
Farmland	65	107	94	97
1 - 4 family residential	1,953	2,296	2,268	2,396
Multifamily	-	-	4,975	5,058
Non-farm non-residential	3,758	773	1,927	2,600
Total Real Estate	6,147	3,552	9,650	10,550
Non-Real Estate:
Agricultural	1,496	617	1,372	1,630
Commercial and industrial	4,826	6,081	8,031	8,078
Consumer and other	81	50	39	721
Total Non-Real Estate	6,403	6,748	9,442	10,429
Total nonaccrual loans	12,550	10,300	19,092	20,979

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	-	-	-	-
Farmland	-	-	-	-
1 - 4 family residential	-	47	58	50
Multifamily	-	-	-	-
Non-farm non-residential	-	-	-	-
Total Real Estate	-	47	58	50
Non-Real Estate:
Agricultural	41	362	-	-
Commercial and industrial	798	-	-	-
Consumer and other	-	-	1,018	-
Total Non-Real Estate	839	362	1,018	-
Total loans 90 days and greater delinquent & accruing	839	409	1,076	50

Total non-performing loans	13,389	10,709	20,168	21,029

Real Estate Owned:
Real Estate Loans:
Construction and land development	304	319	319	-
Farmland	-	-	-	-
1 - 4 family residential	23	23	146	43
Multifamily	-	-	-	-
Non-farm non-residential	954	954	269	196
Total Real Estate	1,281	1,296	734	239
Non-Real Estate Loans:
Agricultural	-	-	-	-
Commercial and industrial	-	-	-	-
Consumer and other	-	-	-	-
Total Non-Real Estate	-	-	-	-
Total Real Estate Owned	1,281	1,296	734	239

Total non-performing assets	$14,670	$12,005	$20,902	$21,268

Non-performing assets to total loans	1.28%	1.08%	1.87%	2.14%
Non-performing assets to total assets	0.84%	0.71%	1.21%	1.35%
Non-performing loans to total loans	1.17%	0.96%	1.81%	2.11%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
(in thousands except for share data and %)	2017	2016	2015	2014	2013
Tangible Common Equity
Total shareholders' equity	$143,983	$124,349	$118,224	$139,583	$123,405
Adjustments:
Preferred	-	-	-	39,435	39,435
Goodwill	3,472	1,999	1,999	1,999	1,999
Acquisition intangibles	3,249	978	1,298	1,618	1,938
Tangible common equity	$137,262	$121,372	$114,927	$96,531	$80,033
Common shares outstanding[1]	8,807,175	8,369,424	8,369,424	7,611,397	7,611,397
Book value per common share[1]	$16.35	$14.86	$14.13	$13.16	$11.03
Tangible book value per common share[1]	$15.59	$14.50	$13.73	$12.68	$10.52
Tangible Assets
Total Assets	$1,750,430	$1,500,946	$1,459,753	$1,518,876	$1,436,441
Adjustments:
Goodwill	3,472	1,999	1,999	1,999	1,999
Acquisition intangibles	3,249	978	1,298	1,618	1,938
Tangible Assets	$1,743,709	$1,497,969	$1,456,456	$1,515,259	$1,432,504
Tangible common equity to tangible assets	7.87%	8.10%	7.89%	6.37%	5.59%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.